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                                                               EXHIBIT 23.2

                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Boyds Wheels, Inc. on Form S-3 of our report dated March 14, 1996, on our audits of the financial statements of Boyds Wheels, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in the 1995 Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.
Newport Beach, California
January 17, 1997